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                                                                      EXHIBIT 21

                   SUMMIT BANCSHARES, INC. AND SUBSIDIARIES

                        SUBSIDIARIES OF THE CORPORATION

Subsidiaries                                           State of Incorporation
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Summit National Bank, Fort Worth, Texas                National Association

Summit Community Bank, N.A., Fort Worth, Texas         National Association

Summit Bancservices, Inc., Fort Worth, Texas           Texas